EXHIBIT 10.17.1

AMENDMENT NO. 1
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”), is entered into this 15th day of June, 2012, by and between TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”) and LARRY DYNE (“Executive”).

RECITALS

A.           On July 30, 2010, the Company and Executive entered into an Executive Employment Agreement (the “Agreement”) pursuant to which the Company retained the services of Executive.

B.           The parties desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings this Agreement contains, the parties hereto hereby agree as follows:

1.           Certain Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Agreement.

2.           Amendment to Section 2(a).  Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)          the close of business on December 31, 2014, provided, that if the Company has not given Executive Notice of its decision not to renew the Term on or before April 1, 2014, then, unless otherwise terminated as provided below, the Term shall be automatically extended until the earlier of (i) a date which is nine (9) months following delivery after April 1, 2014 by the Company to Executive of Notice of its decision not to extend the Term further, and (ii) December 31, 2015;”

3.           Amendment to Section 3.1.  Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

“The Company shall pay to Executive a base salary (the “Base Salary”) at an annual rate of (i) $300,000 for the period effective from the Effective Date through December 31, 2010, (ii) $325,000 for the period from January 1, 2011 through December 31, 2011, and (iii) $350,000 for the period from January 1, 2012 through the remainder of the Term, which Base Salary shall be subject to increase, but not decrease, at the discretion of the Board.  The Base Salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to similarly situated executive officers of the Company, but in any event, no less frequently than monthly.”

4.           Amendment to Section 5.1.  Section 5.1 of the Agreement is hereby amended to replace the existing clause (c) of Section 5.1 with the following amended clause (c):

“…(c) any EBITDA Bonus required to be paid to Executive pursuant to this Agreement, to the extent payable, but not previously paid,…”

5.           Amendment to Section 5.2.  Section 5.2 of the Agreement is hereby amended in its entirety to read as follows:

“5.2          EBITDA Bonus.  For purposes of clarity, the EBITDA Bonus for a fiscal year shall be deemed earned by Executive if he was employed with the Company on December 31 of such fiscal year.  If the Date of Termination occurs on or after December 31 of a fiscal year, the Accrued Obligations shall include the EBITDA Bonus, if any, for such fiscal year even if the EBITDA Bonus has not yet been calculated as of the Date of Termination.  In addition, Executive shall be entitled to receive, and the Accrued Obligations shall include, a pro rated portion of EBITDA Bonus for the fiscal year in which the Date of Termination occurs, determined as follows: (a) the amount of EBITDA Bonus will pro rated based on the number of complete calendar months in the fiscal year prior the Date of Termination divided by twelve (12); and (b) the Company’s Adjusted EBITDA will be calculated on the actual aggregate Adjusted EBITDA for all full calendar months in the fiscal year prior to the Date of Termination and the “Target Adjusted EBITDA” deemed to be the targeted Adjusted EBITDA in the Company’s business and operating plan for the fiscal year for such calendar months.    The Company shall pay Executive the EBITDA Bonus, if any, as provided in Exhibit A.”

6.           Amendment to Exhibit A.  Effective for all periods commencing from and after January 1, 2012, Exhibit A of the Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached hereto.

7.           Remaining Terms Ratified.  Except as specifically amended hereby, the other terms and conditions in the Agreement shall continue in full force and effect, notwithstanding the execution and delivery of this Amendment.  After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment, and as used in the Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

8.           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Company:		Executive:

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie D. Schnell	/s/ Larry Dyne
	Lonnie D. Schnell	Larry Dyne
Chief Executive Officer

EXHIBIT A

EBITDA Bonus

Commencing with fiscal year 2010 and for each fiscal year during the Term thereafter during which Executive is performing services to the Company, Executive shall be eligible to earn a cash bonus, referred to herein as the EBITDA Bonus.

The EBITDA Bonus shall be an amount determined by reference to the Company’s Adjusted EBITDA for such fiscal year.  For purposes hereof and subject to the terms of this Exhibit A, “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, CVC Management Charges, CVC Reorganization Expenses, and (for all periods from and after January 1, 2012) Strategic Transaction Expenses, calculated based on the Company’s audited consolidated financial statements for the applicable fiscal year in question prepared in accordance with generally accepted accounting principles in the United States.  Adjusted EBTIDA will be calculated after taking into account the EBITDA Bonus and any other management incentive cash bonuses.  For purposes of calculating Adjusted EBITDA:

“CVC” means CVC California, LLC, together with its affiliates, successors and assigns;

“CVC Management Expenses” means all investment oversight, debt maintenance or similar fees, charges or other expenses arising in connection with the Company’s debt arrangements with CVC or CVC’s investment in equity securities of the Company; and

“CVC Reorganization Expenses” means any direct expenses, fees or charges incurred or accrued with connection with the restructuring of the Company’s previously existing Revolving Credit and Term Loan Agreement with CVC and the acquisition by CVC of shares of the Company’s preferred stock on or about the date of this Agreement, including without limitation any legal or accounting expenses, consulting or advisory fees and other expenses, and any fees, charges or penalties associated with all prior debt agreements with CVC.

“Strategic Transaction Expenses” means all actual costs and expenses incurred by the Company in connection with exploring, reviewing, pursuing or completing a sale of the Company or other strategic transaction based on the process commenced with the formation of the Special Committee of the Board of Directors in October 2011, including without limitation any legal or accounting expenses, Special Committee fees and expenses, investment banking or advisory fees and other expenses.

For fiscal year 2010 and thereafter, Executive shall be entitled to an EBITDA Bonus, if any, equal to a percentage of Executive’s Base Salary for such fiscal year, if the Company achieves in such fiscal year actual Adjusted EBITDA of at least 80% of targeted Adjusted EBITDA for such fiscal year, pursuant to the following matrix:

Exhibit A-1

	2010	2011	2012	2013	2014
Target Adjusted EBITDA	$2,982,000	$4,215,000	$3,263,000	*	*

Percentage of Target	Percentage of Base Salary
(Equal to or Greater than)	2010	2011	2012	2013	2014
80%	20%	20%	25%	25%	25%
90%	50%	50%	55%	55%	55%
100%	70%	100%	100%	100%	100%
110%	100%	120%	120%	120%	120%

*
Target Adjusted EBITDA for 2013 and 2014 will be determined by the Board of Directors (or Compensation Committee of the Board) based the Company’s operating plan for the fiscal year as prepared by management and approved by the Board of Directors.

The EBITDA Bonus, if any, shall be payable in cash on or about April 15 of the year immediately following the fiscal year for which such EBITDA Bonus is calculated.

Exhibit A-2